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                                                                      EXHIBIT 12

                        PHILLIPS-VAN HEUSEN CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                    52 WEEKS       52 WEEKS       52 WEEKS       53 WEEKS
                                                                      ENDED          ENDED          ENDED          ENDED
                                                                   JANUARY 30,    JANUARY 29,    JANUARY 28,    FEBRUARY 2,
                                                                      1994           1995           1996           1997
                                                                   -----------    -----------    -----------    -----------
Earnings:
  Net income (loss).............................................    $  31,858       $30,015        $   294        $18,530
Add:
  Provision for income taxes....................................       20,380         6,894         (2,920)         6,044
  Extraordinary loss............................................       11,394
  Fixed charges.................................................       37,020        36,543         51,122         50,217
                                                                   -----------    -----------    -----------    -----------
  Earnings......................................................    $ 100,652       $73,452        $48,496        $74,791

Fixed Charges:
  Interest expense..............................................    $  17,518       $14,368        $23,857        $23,857
  Interest factor of rents......................................       19,502        22,175         27,265         26,360
                                                                   -----------    -----------    -----------    -----------
  Fixed charges.................................................    $  37,020       $36,543        $51,122        $50,217
  Ratio of earnings to fixed charges............................          2.7x          2.0x        Note 1            1.5x

                                                                      52 WEEKS        13 WEEKS       13 WEEKS
                                                                        ENDED           ENDED          ENDED
                                                                  FEBRUARY 1, 1998    MAY 4, 1997    MAY 3, 1998
                                                                  ----------------    -----------    -----------
                                                                                       (UNAUDITED)    (UNAUDITED)
Earnings:
  Net income (loss).............................................   $ (66,579)           $(4,540)       $(5,545)
Add:
  Provision for income taxes....................................     (41,246)            (2,078)        (2,427)
  Extraordinary loss............................................                                         1,060
  Fixed charges.................................................      46,561             11,343         11,643
                                                                  -----------         -----------    -----------
  Earnings......................................................   $ (61,264)           $ 4,725        $ 4,731
Fixed Charges:
  Interest expense..............................................   $  21,122            $ 5,001        $ 5,540
  Interest factor of rents......................................      25,439              6,342          6,103
                                                                  -----------         -----------    -----------
  Fixed charges.................................................   $  46,561            $11,343        $11,643
  Ratio of earnings to fixed charges............................      Note 1             Note 1         Note 1
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(1) Earnings were inadequate to cover fixed charges by $2,626, $107,825, $6,618 and $6,912 for the 52 weeks ended January 28, 1996 and February 1, 1998 and the 13 weeks ended May 4, 1997 and May 3, 1998, respectively.